UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2011
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32212	88-0448389

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1001 Fannin, Suite 1600, Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 307-8700
N/A
(Former Name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Marcellus Acquisition
     On July 17, 2011, Endeavour International Corporation (the “Company”), through its wholly owned subsidiary, Endeavour Operating Corporation, entered into a Purchase and Sale Agreement (the “Asset Purchase Agreement”) with SM Energy Company, Potato Creek LLC, Open Flow Gas Supply Corporation and SJ Exploration LLC (collectively, the “Sellers”) for the acquisition of certain assets, including primarily (i) approximately 50,000 net acres in the Marcellus play in McKean and Potter Counties, Pennsylvania and (ii) 10 3/4 miles of related pipeline, known as the Potato Creek pipeline, and the associated midstream facilities in McKean and Potter Counties, Pennsylvania, for aggregate consideration of approximately $110 million (collectively, the “Marcellus Acquisition”). The Company intends to finance the Marcellus Acquisition primarily with the net proceeds of its private convertible notes offering.
     The Asset Purchase Agreement provides for a 90-day period for the Company to complete its confirmatory due diligence and to satisfy any additional regulatory requirements. If the Company uncovers defects in its confirmatory due diligence that result in purchase price adjustments in excess of 15% of the total consideration, the Company has the option not to close the Marcellus Acquisition.
     While the Company expects to close the Marcellus Acquisition before the end of the third quarter, there can be no assurance that the Company will be able to complete the transaction as scheduled or at all.
Senior Term Loan Amendment
     Also on July 15, 2011, the Company and its wholly owned subsidiary, Endeavour Energy UK Limited, entered into a Third Amendment to Credit Agreement, U.S. Security Agreement and Subsidiaries Guaranty (the “Amendment”) with Cyan Partners, LP, as administrative agent, and certain lenders party thereto. The Amendment provides for an increase of $75 million in the amount of the Company’s borrowings thereunder (the “Senior Term Loan”). After giving effect to such increase, the outstanding amount of the Senior Term Loan would have been approximately $237 million as of March 31, 2011. In connection with the increase, the Company’s quarterly scheduled amortization payments on the Senior Term Loan will increase from $400,000 to $587,500.
     The other primary provisions of the Amendment include (a) the lenders’ consent and approval of the issuance of the Company’s announced convertible notes offering and making certain conforming amendments with respect to the Company’s issuance of the convertible notes, including an increase in the basket available for the issuance of junior debt from $100 million to $135 million, (b) amending the negative pledge provision to allow the Company to provide up to $10 million of cash margin to secure hedging obligations and (c) extending by one quarter (to December 31, 2011) the scheduled step up in the minimum secured debt coverage ratio. As consideration for the lenders to enter into the Amendment, the Company paid a fee equal to 5% of the total increase in the Senior Term Loan.
     The Company intends to use this additional capital to accelerate its development activities throughout the Company, particularly its Greater Rochelle development and its expanded position in Pennsylvania following the Marcellus Acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 under the heading “Senior Term Loan” is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     The Company is furnishing herewith certain information disclosed to potential investors in connection with the Company’s proposed private offering of convertible notes. The information is included in Exhibit 99.1 furnished herewith and is incorporated herein by reference.

     On July 18, 2011, the Company issued a press release announcing the Marcellus Acquisition and discussing its operations in the second quarter of 2011. A copy of the press release is furnished as Exhibit 99.2 furnished herewith and is incorporated herein by reference.
     The information in Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these notes in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The notes will not initially be registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act of 1933 and applicable state securities laws.
     In accordance with General Instruction B.2 of Form 8-K, the information presented herein under this Item 7.01 and set forth in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or the Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
Item 8.01 Other Events.
     On July 18, 2011, the Company issued a press release announcing that it intends to commence a private offering of convertible senior notes due 2016. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Certain information provided to potential investors.

99.2	Press release (Marcellus Acquisition and operational update) of Endeavour International Corporation dated July 18, 2011.

99.3	Press release (offering) of Endeavour International Corporation dated July 18, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION
Date: July 18, 2011	By:	/s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer

EXHIBIT INDEX
99.1	Certain information provided to potential investors.

99.2	Press release (Marcellus Acquisition and operational update) of Endeavour International Corporation dated July 18, 2011.

99.3	Press release (offering) of Endeavour International Corporation dated July 18, 2011.